Exhibit 99.1

Raytheon Company
Global Headquarters
Waltham, Mass.

Investor Relations Contact
Todd Ernst
781.522.5141

Media Contact
Pam Erickson
781.522.5822
For Immediate Release

Raytheon Reports Third Quarter 2013 Results

•	Adjusted EPS[1] of $1.60 compared to $1.62 in third quarter 2012; EPS from continuing operations of $1.51 consistent with $1.51 in third quarter 2012

•	Adjusted Operating Margin[1] of 13.7 percent and reported operating margin of 13.0 percent, consistent with third quarter 2012

•	Third quarter net sales of $5.8 billion, down 3 percent; year-to-date net sales down less than 1 percent

•	Solid operating cash flow from continuing operations of $895 million

•	Increased full-year 2013 guidance for net sales, EPS and operating cash flow from continuing operations
__________________________________________________________________________________________________

WALTHAM, Mass., (October 24, 2013) - Raytheon Company (NYSE: RTN) announced third quarter 2013 Adjusted EPS1 of $1.60 per diluted share compared to $1.62 per diluted share in the third quarter 2012. EPS from continuing operations was $1.51 in both third quarters 2013 and 2012. The third quarter 2012 Adjusted EPS1 has been revised to include the favorable $0.02 impact for the 2012 research and development (R&D) tax credit approved by Congress in January 2013. In addition, the third quarter 2013 and the third quarter 2012 Adjusted EPS1 each excluded an unfavorable FAS/CAS Adjustment of $0.09.
“While the overall economic environment has been challenging, Raytheon’s solid third quarter performance reflects our continued focus on the fundamentals,” said William H. Swanson, Raytheon’s Chairman and CEO. “Our company has continued to perform well by providing affordable solutions and advanced technology that meet our customers' current and future needs."
Net sales for the third quarter 2013 were $5,842 million compared to $6,045 million in the third quarter 2012.

_______________________________
1 Adjusted EPS is diluted EPS from continuing operations attributable to Raytheon Company common stockholders and Adjusted Operating Margin is total operating margin, in each case, excluding the after-tax impact of the FAS/CAS Adjustment, and from time to time, certain other items. In addition, the Q3 2012 Adjusted EPS amount has been revised to include the favorable $0.02 impact for the research and development (R&D) tax credit, approved by Congress in January 2013, that relates to 2012. Adjusted EPS and Adjusted Operating Margin are non-GAAP financial measures. See attachment F for a reconciliation of these measures and a discussion of why the Company is presenting this information.

Operating cash flow from continuing operations for the third quarter 2013 was $895 million compared to $1,111 million for the third quarter 2012. The change in operating cash flow from continuing operations in the third quarter 2013 compared to the third quarter 2012 was primarily due to the timing of required pension contributions.
In the third quarter 2013, the Company repurchased 2.9 million shares of common stock for $225 million as part of its previously announced share repurchase program. Year-to-date 2013, the Company has repurchased 10.5 million shares of common stock for $675 million.
The Company ended the third quarter 2013 with $836 million of net debt. Net debt is defined as total debt less cash and cash equivalents and short-term investments.

Summary Financial Results

	3rd Quarter		%	Nine Months		%
($ in millions, except per share data)	2013	2012	Change	2013	2012	Change

Net Sales	$5,842	$6,045	-3.4%	$17,836	$17,975	-0.8%
Income from Continuing Operations attributable to Raytheon Company	$487	$501	-2.8%	$1,465	$1,423	3.0%
Adjusted Income*	$517	$538	-3.9%	$1,563	$1,563	-
EPS from Continuing Operations	$1.51	$1.51	-	$4.50	$4.24	6.1%
Adjusted EPS*	$1.60	$1.62	-1.2%	$4.80	$4.66	3.0%
Operating Cash Flow from Continuing Operations	$895	$1,111		$1,276	$963
Workdays in Fiscal Reporting Calendar	63	63		190	191

* Adjusted Income is income from continuing operations attributable to Raytheon Company common stockholders and Adjusted EPS is diluted EPS from continuing operations attributable to Raytheon Company common stockholders, in each case, excluding the after-tax impact of the FAS/CAS Adjustment and, from time to time, certain other items. In addition to the FAS/CAS Adjustment, Nine Months 2013 Adjusted EPS excludes the $0.08 impact of the 2012 R&D tax credit. In addition, the Q3 2012 and Nine Months 2012 Adjusted EPS amounts have been revised to include the favorable $0.02 and $0.05 impact, respectively, for the 2012 R&D tax credit. Adjusted Income and Adjusted EPS are non-GAAP financial measures. See attachment F for a reconciliation of these measures and a discussion of why the Company is presenting this information.

Bookings and Backlog

Bookings
($ in millions)	3rd Quarter		Nine Months
	2013	2012	2013	2012
Bookings	$5,685	$7,293	$14,615	$18,612

Backlog
($ in millions)	Period Ending
	Q3 2013	Q3 2012	2012
Backlog	$32,235	$35,015	$36,181
Funded Backlog	22,144	22,886	24,047
The Company had bookings of $5.7 billion in the third quarter 2013 and ended the third quarter 2013 with a backlog of $32.2 billion. The Company had a book-to-bill ratio of .97 in the third quarter 2013.

Outlook
The Company has updated its financial outlook for 2013 and increased guidance for net sales, EPS and operating cash flow from continuing operations. The 2013 outlook reflects the Company's current expectations from the effects of sequestration under the Budget Control Act (BCA) of 2011 and the recent government shutdown. Charts containing additional information on the Company's 2013 outlook are available on the Company's website at www.raytheon.com/ir.

2013 Financial Outlook
	Current	Prior (7/25/13)
Net Sales ($B)	23.6 - 23.8*	23.5 - 23.7
FAS/CAS Adjustment ($M)	(255)*	(286)
Interest Expense, net ($M)	(200) - (205)*	(200) - (210)
Diluted Shares (M)	Approx. 324*	323 - 324
Effective Tax Rate	Approx. 29%	Approx. 29%
EPS from Continuing Operations	$5.67 - $5.77*	$5.51 - $5.61
Adjusted EPS**	$6.10 - $6.20*	$6.00 - $6.10
Operating Cash Flow from Continuing Operations ($B)	2.2 - 2.4*	2.1 - 2.3

* Denotes change from prior guidance.
** Adjusted EPS is diluted EPS from continuing operations attributable to Raytheon Company common stockholders, excluding the after-tax impact of the FAS/CAS Adjustment and, from time to time, certain other items. In addition to the FAS/CAS Adjustment, 2013 Adjusted EPS guidance also excludes the impact of the 2012 R&D tax credit. See attachment F for a reconciliation of this measure and a discussion of why the Company is presenting this information.

Segment Results
The Company's reportable segments are: Integrated Defense Systems (IDS), Intelligence, Information and Services (IIS), Missile Systems (MS), and Space and Airborne Systems (SAS).

Integrated Defense Systems
	3rd Quarter			Nine Months
($ in millions)	2013	2012	% Change	2013	2012	% Change
Net Sales	$1,603	$1,610	-	$4,920	$4,762	3%
Operating Income	$286	$278	3%	$874	$785	11%
Operating Margin	17.8%	17.3%		17.8%	16.5%

Integrated Defense Systems (IDS) had third quarter 2013 net sales of $1,603 million compared to $1,610 million in the third quarter 2012. IDS recorded $286 million of operating income compared to $278 million in the third quarter 2012. The increase in operating income was primarily driven by international programs.
During the quarter, IDS booked $353 million on the Aegis weapon system for the U.S. Navy and $84 million on an international radar contract.
As previously announced on October 10, 2013, IDS was awarded $386 million for the Engineering and Manufacturing Development (EMD) phase of the Air and Missile Defense Radar (AMDR) for the U.S. Navy and

includes options which could bring the cumulative value of this contract to $1.6 billion. This award was protested on October 22, 2013.

Intelligence, Information and Services
	3rd Quarter			Nine Months
($ in millions)	2013	2012	% Change	2013	2012	% Change
Net Sales	$1,496	$1,547	-3%	$4,587	$4,732	-3%
Operating Income	$134	$126	6%	$389	$400	-3%
Operating Margin	9.0%	8.1%		8.5%	8.5%

Intelligence, Information and Services (IIS) had third quarter 2013 net sales of $1,496 million compared to $1,547 million in the third quarter 2012. The change in net sales was primarily due to lower volume on classified and training programs. IIS recorded $134 million of operating income compared to $126 million in the third quarter 2012. The increase in operating income was primarily due to improved program performance.
During the quarter, IIS booked $253 million to design, develop and deliver technical training for a commercial customer, $162 million on a contract to provide intelligence, surveillance and reconnaissance (ISR) support to the U.S. Air Force, $145 million on domestic training programs and $85 million on foreign training programs in support of Warfighter FOCUS activities, and $87 million for a ground control system program for the U.S. Air Force. IIS also booked $417 million on a number of classified contracts.

Missile Systems
	3rd Quarter			Nine Months
($ in millions)	2013	2012	% Change	2013	2012	% Change
Net Sales	$1,635	$1,677	-3%	$4,961	$4,858	2%
Operating Income	$202	$233	-13%	$629	$663	-5%
Operating Margin	12.4%	13.9%		12.7%	13.6%

Missile Systems (MS) had third quarter 2013 net sales of $1,635 million compared to $1,677 million in the third quarter 2012. The change in net sales was primarily driven by lower sales on U.S. Army sensor programs. MS recorded $202 million of operating income compared to $233 million in the third quarter 2012. The change in operating income was primarily due to a change in contract mix.
During the quarter, MS booked $312 million for Standard Missile-3 (SM-3) for the Missile Defense Agency (MDA), $232 million for AIM-9X Sidewinder short range air-to-air missiles for the U.S. Navy, U.S. Air Force and international customers, $222 million for Standard Missile-6 (SM-6) for the U.S. Navy, and $177 million for Phalanx Weapon Systems for the U.S. Navy and international customers.

Space and Airborne Systems
	3rd Quarter			Nine Months
($ in millions)	2013	2012	% Change	2013	2012	% Change
Net Sales	$1,556	$1,678	-7%	$4,758	$5,003	-5%
Operating Income	$224	$236	-5%	$667	$705	-5%
Operating Margin	14.4%	14.1%		14.0%	14.1%

Space and Airborne Systems (SAS) had third quarter 2013 net sales of $1,556 million compared to $1,678 million in the third quarter 2012. The change in net sales was primarily due to lower volume on intelligence, surveillance and reconnaissance systems programs and on classified programs. SAS recorded $224 million of operating income compared to $236 million in the third quarter 2012. The change in operating income was primarily due to lower volume.
During the quarter, SAS booked $271 million to develop the Next Generation Jammer (NGJ) for the U.S. Navy, an award which is currently under protest. SAS also booked $170 million on the Joint Polar Satellite System (JPSS) program for NASA and $164 million on a number of classified contracts.

About Raytheon
Raytheon Company, with 2012 sales of $24 billion and 68,000 employees worldwide, is a technology and innovation leader specializing in defense, security and civil markets throughout the world. With a history of innovation spanning 91 years, Raytheon provides state-of-the-art electronics, mission systems integration and other capabilities in the areas of sensing; effects; and command, control, communications and intelligence systems, as well as a broad range of mission support services. Raytheon is headquartered in Waltham, Mass. For more about Raytheon, visit us at www.raytheon.com and follow us on Twitter @raytheon.

Conference Call on the Third Quarter 2013 Financial Results
Raytheon's financial results conference call will be held on Thursday, October 24, 2013 at 9 a.m. ET. Participants will include William H. Swanson, Chairman and CEO; David C. Wajsgras, senior vice president and CFO; and other Company executives.
The dial-in number for the conference call will be (866) 510-0712 in the U.S. or (617) 597-5380 outside of the U.S. The conference call will also be audiocast on the Internet at www.raytheon.com/ir. Individuals may listen to the call and download charts that will be used during the call. These charts will be available for printing prior to the call.
Interested parties are encouraged to check the website ahead of time to ensure their computers are configured for the audio stream. Instructions for obtaining the free required downloadable software are posted on the site.

Disclosure Regarding Forward-looking Statements
This release and the attachments contain forward-looking statements, including information regarding the Company's financial outlook, future plans, objectives, business prospects and anticipated financial performance. These forward-looking statements are not statements of historical facts and represent only the Company's current expectations regarding such matters. These statements inherently involve a wide range of known and unknown risks and uncertainties. The Company's actual actions and results could differ materially from what is expressed or implied by these statements. Specific factors that could cause such a difference include, but are not limited to: the Company's dependence on the U.S. Government for a significant portion of its business and the risks associated with U.S. Government sales, including changes or shifts in defense spending due to budgetary constraints, spending cuts resulting from sequestration under the Budget Control Act of 2011, a government shutdown, or otherwise, uncertain funding of programs, potential termination of contracts, and difficulties in contract performance; the resolution of program terminations; the ability to procure new contracts; the risks of conducting business in foreign countries; the ability to comply with extensive governmental regulation, including import and export policies, the Foreign Corrupt Practices Act, the International Traffic in Arms Regulations, and procurement and other regulations; the impact of competition; the ability to develop products and technologies; the impact of changes in the financial markets and global economic conditions; the risk that actual pension returns, discount rates or other actuarial assumptions are significantly different than the Company's assumptions; the risk of cost overruns, particularly for the Company's fixed-price contracts; dependence on component availability, subcontractor performance and key suppliers; risks of a negative government audit; the use of accounting estimates in the Company's financial statements; risks associated with acquisitions, dispositions, joint ventures and other business arrangements; risks of an impairment of goodwill or other intangible assets; the outcome of contingencies and litigation matters, including government investigations; the ability to recruit and retain qualified personnel; the impact of potential security and cyber threats, and other disruptions; and other factors as may be detailed from time to time in the Company's public announcements and Securities and Exchange Commission filings. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this release and the attachments or to update them to reflect events or circumstances occurring after the date of this release, including any acquisitions, dispositions or other business arrangements that may be announced or closed after such date. This release and the attachments also contain non-GAAP financial measures. A GAAP reconciliation and a discussion of the Company's use of these measures are included in this release or the attachments.

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Attachment A
Raytheon Company
Preliminary Statement of Operations Information
Third Quarter 2013

(In millions, except per share amounts)	Three Months Ended		Nine Months Ended
	29-Sep-13	30-Sep-12	29-Sep-13	30-Sep-12

Net sales	$5,842	$6,045	$17,836	$17,975
Operating expenses
Cost of sales	4,534	4,689	13,892	14,000
Administrative and selling expenses	387	389	1,215	1,198
Research and development expenses	164	181	500	543
Total operating expenses	5,085	5,259	15,607	15,741
Operating income	757	786	2,229	2,234
Non-operating (income) expense, net
Interest expense	53	49	159	149
Interest income	(3)	(3)	(9)	(6)
Other (income) expense, net	(5)	(5)	(9)	(10)
Total non-operating (income) expense, net	45	41	141	133
Income from continuing operations before taxes	712	745	2,088	2,101
Federal and foreign income taxes	221	237	608	668
Income from continuing operations	491	508	1,480	1,433
Income (loss) from discontinued operations, net of tax	2	(1)	—	(4)
Net income	493	507	1,480	1,429
Less: Net income (loss) attributable to noncontrolling
interests in subsidiaries	4	7	15	10
Net income attributable to Raytheon Company	$489	$500	$1,465	$1,419

Basic earnings (loss) per share attributable to Raytheon
Company common stockholders:
Income from continuing operations	$1.51	$1.51	$4.51	$4.26
Income (loss) from discontinued operations, net of tax	—	—	—	(0.01)
Net income	1.52	1.51	4.51	4.25

Diluted earnings (loss) per share attributable to Raytheon
Company common stockholders:
Income from continuing operations	$1.51	$1.51	$4.50	$4.24
Income (loss) from discontinued operations, net of tax	—	—	—	(0.01)
Net income	1.51	1.50	4.50	4.23

Amounts attributable to Raytheon Company common
stockholders:
Income from continuing operations	$487	$501	$1,465	$1,423
Income (loss) from discontinued operations, net of tax	2	(1)	—	(4)
Net income	$489	$500	$1,465	$1,419

Average shares outstanding
Basic	322.5	332.0	324.9	334.3
Diluted	323.3	333.0	325.7	335.4

Attachment B
Raytheon Company
Preliminary Segment Information
Third Quarter 2013

					Operating Income
	Net Sales (1)		Operating Income (1)		As a Percent of Net Sales(1)
(In millions, except percentages)	Three Months Ended		Three Months Ended		Three Months Ended
	29-Sep-13	30-Sep-12	29-Sep-13	30-Sep-12	29-Sep-13	30-Sep-12

Integrated Defense Systems	$1,603	$1,610	$286	$278	17.8%	17.3%
Intelligence, Information and Services	1,496	1,547	134	126	9.0%	8.1%
Missile Systems	1,635	1,677	202	233	12.4%	13.9%
Space and Airborne Systems	1,556	1,678	224	236	14.4%	14.1%
FAS/CAS Adjustment	—	—	(46)	(47)
Corporate and Eliminations	(448)	(467)	(43)	(40)
Total	$5,842	$6,045	$757	$786	13.0%	13.0%
(1) These amounts are revised to reflect our April 1, 2013 segment consolidation.

					Operating Income
	Net Sales (1)		Operating Income (1)		As a Percent of Net Sales (1)
(In millions, except percentages)	Nine Months Ended		Nine Months Ended		Nine Months Ended
	29-Sep-13	30-Sep-12	29-Sep-13	30-Sep-12	29-Sep-13	30-Sep-12

Integrated Defense Systems	$4,920	$4,762	$874	$785	17.8%	16.5%
Intelligence, Information and Services	4,587	4,732	389	400	8.5%	8.5%
Missile Systems	4,961	4,858	629	663	12.7%	13.6%
Space and Airborne Systems	4,758	5,003	667	705	14.0%	14.1%
FAS/CAS Adjustment	—	—	(189)	(188)
Corporate and Eliminations	(1,390)	(1,380)	(141)	(131)
Total	$17,836	$17,975	$2,229	$2,234	12.5%	12.4%
(1) These amounts are revised to reflect our April 1, 2013 segment consolidation.

Attachment C
Raytheon Company
Other Preliminary Information
Third Quarter 2013

(In millions)	Funded Backlog (1)		Total Backlog (1)
	29-Sep-13	31-Dec-12	29-Sep-13	31-Dec-12

Integrated Defense Systems	$7,985	$9,188	$9,573	$11,656
Intelligence, Information and Services	2,689	2,848	5,888	6,409
Missile Systems	7,119	7,535	9,619	10,676
Space and Airborne Systems	4,351	4,476	7,155	7,440
Total	$22,144	$24,047	$32,235	$36,181
(1) These amounts are revised to reflect our April 1, 2013 segment consolidation.

	Bookings		Bookings
	Three Months Ended		Nine Months Ended
	29-Sep-13	30-Sep-12	29-Sep-13	30-Sep-12

Total Bookings	$5,685	$7,293	$14,615	$18,612

Attachment D
Raytheon Company
Preliminary Balance Sheet Information
Third Quarter 2013

(In millions)
	29-Sep-13	31-Dec-12
Assets
Current assets
Cash and cash equivalents	$2,942	$3,188
Short-term investments	955	856
Contracts in process, net	5,248	4,543
Inventories	405	381
Deferred taxes	75	96
Prepaid expenses and other current assets	127	182
Total current assets	9,752	9,246

Property, plant and equipment, net	1,907	1,986
Deferred taxes	1,106	1,367
Goodwill	12,765	12,756
Other assets, net	1,248	1,331
Total assets	$26,778	$26,686

Liabilities and Equity
Current liabilities
Advance payments and billings in excess of costs incurred	$2,232	$2,398
Accounts payable	1,143	1,348
Accrued employee compensation	1,153	1,014
Other accrued expenses	1,311	1,142
Total current liabilities	5,839	5,902

Accrued retiree benefits and other long-term liabilities	7,194	7,854
Deferred taxes	1	9
Long-term debt	4,733	4,731

Equity
Raytheon Company stockholders' equity
Common stock	3	3
Additional paid-in capital	2,335	2,928
Accumulated other comprehensive loss	(7,314)	(7,788)
Retained earnings	13,817	12,883
Total Raytheon Company stockholders' equity	8,841	8,026
Noncontrolling interests in subsidiaries	170	164
Total equity	9,011	8,190
Total liabilities and equity	$26,778	$26,686

Attachment E
Raytheon Company
Preliminary Cash Flow Information
Third Quarter 2013

(In millions)	Three Months Ended		Nine Months Ended
	29-Sep-13	30-Sep-12	29-Sep-13	30-Sep-12

Net income	$493	$507	$1,480	$1,429
Loss (income) from discontinued operations, net of tax	(2)	1	—	4
Income from continuing operations	491	508	1,480	1,433

Depreciation	76	80	227	238
Amortization	35	33	105	103
Working capital (excluding pension and income taxes)*	265	432	(1,017)	(911)
Other long-term liabilities	(5)	(12)	(16)	(38)
Pension and other postretirement benefit plans	(71)	179	175	120
Other, net	104	(109)	322	18
Net operating cash flow from continuing operations	$895	$1,111	$1,276	$963

Supplemental Cash Flow Information

Capital spending	$(60)	$(67)	$(165)	$(204)
Internal use software spending	(13)	(14)	(34)	(60)
Acquisitions	—	(7)	(14)	(7)
Purchases of short-term investments	(100)	(125)	(939)	(831)
Sales of short-term investments	—	—	325	150
Maturities of short-term investments	156	75	518	75
Dividends	(177)	(165)	(520)	(478)
Repurchases of common stock	(225)	(125)	(675)	(725)

* Working capital (excluding pension and income taxes) is a summation of changes in: contracts in process, net and advance payments and billings in excess of costs incurred, inventories, prepaid expenses and other current assets, accounts payable, accrued employee compensation, and other accrued expenses from the Consolidated Statements of Cash Flows.

Attachment F
Raytheon Company
Non-GAAP Financial Measures - Adjusted EPS, Adjusted Income and Adjusted Operating Margin
Third Quarter 2013

Adjusted EPS Non-GAAP Reconciliation
2013	2013
(In millions, except per share amounts)	Current Guidance	Prior Guidance
Three Months Ended	Nine Months Ended	Low end	High end	Low end	High end
29-Sep-13	30-Sep-12	29-Sep-13	30-Sep-12	of range	of range	of range	of range
Diluted EPS from continuing operations attributable to
Raytheon Company common stockholders	$1.51	$1.51	$4.50	$4.24	$5.67	$5.77	$5.51	$5.61
Per share impact of the FAS/CAS Adjustment (A)	0.09	0.09	0.38	0.36	0.51	0.51	0.57	0.58
Per share impact of the 2012 research and development
(R&D) tax credit (B)	—	0.02	(0.08)	0.05	(0.08)	(0.08)	(0.08)	(0.08)
Adjusted EPS (2), (3)	$1.60	$1.62	$4.80	$4.66	$6.10	$6.20	$6.00	$6.10

(A)	FAS/CAS Adjustment	$46	$47	$189	$188	$255	$255	$286	$286
Tax effect (1)	(16)	(16)	(66)	(66)	(89)	(89)	(100)	(100)
After-tax impact	30	31	123	122	166	166	186	186
Diluted shares	323.3	333.0	325.7	335.4	324.0	324.0	324.0	323.0
Per share impact	$0.09	$0.09	$0.38	$0.36	$0.51	$0.51	$0.57	$0.58

(B)	2012 R&D tax credit	$—	$6	$(25)	$18	$(25)	$(25)	$(25)	$(25)
Diluted shares	—	333.0	325.7	335.4	324.0	324.0	324.0	323.0
Per share impact	$—	$0.02	$(0.08)	$0.05	$(0.08)	$(0.08)	$(0.08)	$(0.08)

Adjusted Income Non-GAAP Reconciliation

(In millions)
Three Months Ended	Nine Months Ended
29-Sep-13	30-Sep-12	29-Sep-13	30-Sep-12
Income from continuing operations attributable to Raytheon Company common stockholders	$487	$501	$1,465	$1,423
FAS/CAS Adjustment (1)	30	31	123	122
2012 R&D tax credit	—	6	(25)	18
Adjusted Income (2), (4)	$517	$538	$1,563	$1,563

Adjusted Operating Margin Non-GAAP Reconciliation
2013	2013
Current Guidance	Prior Guidance
Three Months Ended	Nine Months Ended	Low end	High end	Low end	High end
29-Sep-13	30-Sep-12	29-Sep-13	30-Sep-12	of range	of range	of range	of range
Operating Margin	13.0%	13.0%	12.5%	12.4%	12.0%	12.1%	11.7%	11.8%
FAS/CAS Adjustment	0.8%	0.8%	1.1%	1.0%	1.1%	1.1%	1.2%	1.2%
Adjusted Operating Margin (2), (5)	13.7%	13.8%	13.6%	13.5%	13.1%	13.2%	12.9%	13.0%

(1)	Tax effected at 35% federal statutory tax rate.

(2)
These amounts are not measures of financial performance under U.S. generally accepted accounting principles (GAAP). They should be considered supplemental to and not a substitute for financial performance in accordance with GAAP and may not be defined and calculated by other companies in the same manner. These amounts exclude the FAS/CAS Adjustment and, from time to time, certain other items. We are providing these measures because management uses them for the purposes of evaluating and forecasting the Company's financial performance and believes that they provide additional insights into the Company’s underlying business performance. We also believe that they allow investors to benefit from being able to assess our operating performance in the context of how our principal customer, the U.S. Government, allows us to recover pension and postretirement benefit (PRB) costs and to better compare our operating performance to others in the industry on that same basis. Amounts may not recalculate directly due to rounding.

(3)
Adjusted EPS is diluted EPS from continuing operations attributable to Raytheon Company common stockholders excluding the EPS impact of the FAS/CAS Adjustment and, from time to time, certain other items. Nine Months Ended 2013 Adjusted EPS also excludes the earnings per share impact of an R&D tax credit that relates to 2012. In addition, the Q3 2012 and Nine Months Ended 2012 Adjusted EPS amounts have been revised to include the favorable impact for the 2012 R&D tax credit. In January 2013, Congress approved legislation that included the extension of the R&D tax credit. The legislation retroactively reinstated the R&D tax credit for 2012 and extended it through December 31, 2013. As a result, we recorded the 2012 benefit in the first quarter of 2013.

(4)
Adjusted Income is income from continuing operations attributable to Raytheon Company common stockholders excluding the after-tax impact of the FAS/CAS Adjustment and, from time to time, certain other items. Nine Months Ended 2013 Adjusted Income also excludes the R&D tax credit that relates to 2012, as discussed above. Q3 2012 and Nine Months Ended 2012 Adjusted Income also includes the 2012 R&D tax credit as discussed above.

(5)	Adjusted Operating Margin is defined as total operating margin excluding the margin impact of the FAS/CAS Adjustment and, from time to time, certain other items.